Exhibit 99.2

Q3 2026 Conference Call October 29, 2026 Atomera Incorporated 1

Safe Harbor This presentation contains forward - looking statements concerning Atomera Incorporated (““ Atomera ,” the “Company,” “we,” “us,” and “our”). The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “woul d,” “project,” “plan,” “expect” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forwar d - looking statements. These forward - looking statements are subject to a number of risks, uncertainties and assumptions, including those disclosed in the section "Risk Factors" included in our Annual Report on Form 10 - K filed with the SEC on February 24, 2026 (the “Annual Report ”). In light of these risks, uncertainties and assumptions, the forward - looking events and circumstances discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in our forward - looking statements. You should not rely upon forward - looking statements as predictions of future events. Although we believe that the expectations reflected in our forward - looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward - looking statements will be achieved or occur. This presentation contains only basic information concerning Atomera . The Company’s filings with the Securities Exchange Commission, including the Annual Report, include more information about factors that could affect the Company’s operating and financial results. We assume no obligation to update information contained in this presentation. Although this presentation m ay remain available on the Company's website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained herein. Atomera Incorporated 2

3 Strong, Growing and Defensible Patent Portfolio High Leverage IP Licensing Business Model Top Tier Management Team Transistor enhancement technology for the $750B semiconductor market Mears Silicon Technology (MST ® ) Quantum Engineered Materials

Atomera’s technology in AI GAA transistor cross - section, without and with MST MST in Gate all around ▪ Engaged with three of the four GAA customers ▪ Solving one of the biggest problems in 3D devices ▪ On the path to MST becoming a standard feature MST in next gen Memory ▪ Diffusion control equally important in memory evolution ▪ DRAM, HBM, and NAND Atomera Incorporated 4 GAA – Gate All Around · HBM – High Bandwidth Memory ·

Memory – 4F2 DRAM

THE PROBLEM

Gate-edge creates holes
Holes charge the **floating body** and drain the stored bit

Phosphorus diffuses out of S/D region
Loses drive current

LDD – Lightly Doped Drain
S/D – Source / Drain



Cell capacitor
MST
Word line (gate)
MST
Bitline
Net doping
n⁺ S/D
graded LDD
channel

THE MST SOLUTION

- **Prevents hole generation**
  No holes, **no floating body**
- **Blocks phosphorus movement**
  Doping profile stays in place
- **Simpler process**

2	1
selective epi steps eliminated	wafer bonding module eliminated

- **Blanket Quantum Engineered MST film on Silicon Substrate**

Atomera 5

MST technology focus areas Atomera 6 MST for Advanced Logic Nodes MST for RF - SOI MST for Power MST for Memory MST for GaN

Joint development with IQE Atomera Incorporated 7 MOCVD GaN epitaxy AlGaN / AlN on MST Si wafer Si epitaxy MST on Si wafer Contributes MST - enabled silicon substrates Contributes GaN epitaxy and volume wafer manufacturing IQE to manufacture for foundry and IDM customers MST GaN - on - Si wafer Best - in - class RF linearity and loss GaN / AlGaN AlN MST Silicon IQE Atomera

Atomera Brands Atomera 8 MST Integrated into devices STI STI MST Gate Silicon MST Engineered Starting Substrate Silicon (starting wafer) MST

Financial Review Atomera Incorporated 9 Sep 30, 2025 Jun 30, 2026 Sep 30, 2026 Three months ended · $ in thousands, except per - share data $11 $158 $ – REVENUE (117) 132 – Gross Profit OPERATING EXPENSES 3,304 3,287 3,647 Research & Development 2,165 3,167 2,338 General and Administration 207 437 343 Selling and Marketing 5,676 $6,891 $6,328 TOTAL OPERATING EXPENSES (5,793) (6,759) (6,328) OPERATING LOSS 220 423 322 Other Income (Expense) $(5,573) $(6,336) $(6,006) NET LOSS $(0.17) $(0.17) $(0.15) Net Loss Per Share 31,128 38,647 38,899 Weighted average shares outstanding $(4,440) $(5,012) $(4,572) ADJUSTED EBITDA (NON - GAAP) $(0.14) $(0.13) $(0.12) ADJUSTED EBITDA PER SHARE Balance Sheet Information $20,322 $38,352 $34,828 Cash, equivalents & ST investments – – – Debt

GAAP to Non - GAAP Reconciliation Atomera Incorporated 10 Sep 30, 2025 Jun 30, 2026 Sep 30, 2026 Three months ended · $ in thousands $3,304 $3,287 $3,647 GAAP R&D Expenses (542) (631) (639) Subtract Stock Comp Expense (3) (4) (7) Subtract Depreciation and Amortization $2,759 $2,652 $3,001 Adjusted Non - GAAP R&D Expenses $2,165 $3,167 $2,338 GAAP G&A Expenses (796) (1,038) (1,034) Subtract Stock Comp Expense (8) (1) (3) Subtract Depreciation and Amortization $1,361 $2,128 $1,301 Adjusted Non - GAAP G&A Expenses $207 $437 $343 GAAP Sales & Mktg Expenses (4) (72) (73) Subtract Stock Comp Expense – (1) – Subtract Depreciation and Amortization $203 $364 $270 Adjusted Non - GAAP Sales & Mktg Expenses $4,323 $5,144 $4,572 Total Non - GAAP Operating Expenses

We collaborate with customers to improve their products, through integration of MST, so that both companies benefit financially Mission Statement Atomera Incorporated 11

Thank You Atomera Incorporated 12